Exhibit 99.1

Assertio Announces Proposed Convertible Senior Notes Offering to Refinance Existing 13% Senior Secured Notes Due 2024

LAKE FOREST, Ill., August 22, 2022 (GLOBE NEWSWIRE) – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today announced its intention to offer, subject to market and other conditions, $60 million aggregate principal amount of convertible senior notes due 2027 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Assertio also expects to grant the initial purchasers of the Convertible Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Convertible Notes are first issued, up to an additional $10 million aggregate principal amount of the Convertible Notes.

The Convertible Notes will initially be senior, unsecured obligations of Assertio and will accrue interest payable semi-annually in arrears. The Convertible Notes will mature on September 1, 2027, unless earlier repurchased, redeemed or converted. The Convertible Notes will be convertible into cash, shares of Assertio’s common stock (“common stock”), or a combination thereof, at Assertio’s election. The Convertible Notes will be redeemable, in whole or in part, for cash at Assertio’s option at any time, and from time to time, on or after September 8, 2025 and before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the Convertible Notes will be determined at the pricing of the offering. The Company will agree not to incur liens on its or its subsidiaries’ assets or to permit its subsidiaries to guarantee indebtedness without equally and ratably securing or guaranteeing the notes, and will agree not to permit its subsidiaries to issue disqualified or preferred stock, subject to certain exceptions.

Assertio intends to use the net proceeds from the offering to repurchase or redeem its 13% Senior Secured Notes due January 31, 2024, and for general corporate purposes.

The offer and sale of the Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Convertible Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Convertible Notes or any shares of common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of the Convertible Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital, and pain and inflammation. Assertio has grown through business development including licensing, mergers, and acquisitions.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of proceeds. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and in other filings Assertio makes with the SEC from time to time.

Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Investor Contact:

Matt Kreps

Managing Director

Darrow Associates

Austin, TX

M: 214-597-8200

mkreps@darrowir.com

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